Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S 8 (File No. 333-189318, File No. 333 181999, File No. 333 174861, File No. 333 167454, File No. 333 159927, File No. 333 147458, and File No. 333 145795) of Creative Realities, Inc. of our report dated May 7, 2015, relating to the consolidated financial statements, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2014.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

May 7, 2015